Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 6, 2015	Brian M. Welsch Investor Relations 716-857-7875

David P. Bauer Treasurer 716-857-7318

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced results for the third quarter of its 2015 fiscal year and for the nine months ended June 30, 2015.

National Fuel had a consolidated loss for the quarter ended June 30, 2015, of $293.1 million, or $3.44 per share, compared to the prior year’s third quarter earnings of $64.5 million, or $0.76 per share, a decrease of $357.6 million, or $4.20 per share. The decrease is mainly due to lower earnings in the Exploration and Production segment, largely due to a $339.8 million non-cash charge to write down the value of Seneca Resources Corporation’s (“Seneca”) oil and natural gas reserves. Excluding Seneca’s writedown and other items impacting comparability, consolidated earnings before items impacting comparability (“Operating Results”) for the third quarter were $46.7 million, or $0.55 per share, compared to $61.8 million, or $0.73 per share, in the prior year’s third quarter. (Note: All references to earnings per share are to diluted earnings per share, and all amounts used in the discussion of earnings are after tax unless otherwise noted.)

The consolidated loss for the nine months ended June 30, 2015, of $191.7 million, or $2.25 per share, compares to earnings of $242.0 million, or $2.85 per share, from the same period in the prior year. The decrease is mainly due to lower earnings in the Exploration and Production segment, largely due to $409.3 million of non-cash charges to write down the value of Seneca’s oil and natural gas reserves. Operating Results for the nine months ended June 30, 2015, were $217.6 million, or $2.55 per share, compared to $241.9 million, or $2.86 per share, in the same period of the prior year.

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OPERATING RESULTS

	Three Months		Nine Months
	Ended June 30,		Ended June 30,
	2015	2014	2015	2014
(in thousands except per share amounts)
Reported GAAP earnings	$(293,134)	$64,520	$(191,724)	$241,983
Items impacting comparability[1]:
Impairment of oil and gas properties	339,849		409,322
Plugging and abandonment accrual		(2,691)		560
Deferred state income tax adjustment				3,000
Gain on life insurance policies				(3,635)

Operating Results	$46,715	$61,829	$217,598	$241,908

Reported GAAP earnings per share	$(3.44)	$0.76	$(2.25)	$2.85
Items impacting comparability[1]:
Impairment of oil and gas properties	3.99		4.80
Plugging and abandonment accrual		(0.03)		0.01
Deferred state income tax adjustment				0.04
Gain on life insurance policies				(0.04)

Operating Results	$0.55	$0.73	$2.55	$2.86

1    See discussion of these individual items below.

As outlined in the table above, certain items included in GAAP earnings impacted the comparability of the Company’s financial results when comparing the quarter and nine months ended June 30, 2015, to the comparable periods in fiscal 2014. Excluding these items, Operating Results for the current quarter of $46.7 million, or $0.55 per share, decreased $15.1 million, or $0.18 per share, from the prior year’s third quarter. Excluding these items, Operating Results for the nine months ended June 30, 2015, of $217.6 million, or $2.55 per share, decreased $24.3 million, or $0.31 per share, from the same period in the prior year. Items impacting comparability will be discussed in more detail with the discussion of segment earnings below.

MANAGEMENT COMMENTS

Ronald J. Tanski, President and Chief Executive Officer of National Fuel Gas Company, stated: “Lower crude oil and natural gas prices reduced our earnings for the current quarter, and also required us to write down the value of our oil and gas reserves in our Exploration and Production segment. As we noted last quarter, additional non-cash writedowns are expected to continue through the end of the calendar year. From an ongoing operations perspective, however, each of our business units continues to perform very well.

“Our Pipeline and Storage expansion projects, including the two Northern Access projects that will move Seneca’s production to the better-priced Dawn index and

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Northeastern markets, are all proceeding according to schedule. At the same time, Seneca is seeing consistent well results in its Clermont development program and continues to drive down its drilling and completion costs. The success that the entire upstream oil and gas industry has had developing additional reserves, while depressing commodity prices, has kept bills low for our utility customers, even during a record cold winter.

“We have a solid base of assets that provide strong cash flow, and our fee ownership of a high percentage of our mineral acreage allows us to invest conservatively in this low price environment. We remain focused on the execution of our Appalachian growth strategy, and we are confident that our integrated Upstream and Midstream investment activities will help us overcome the current challenging pricing environment and provide ongoing growth opportunities for National Fuel.”

DISCUSSION OF RESULTS BY SEGMENT

The following discussion of the earnings of each segment is summarized in a tabular form at pages 10 through 13 of this report. It may be helpful to refer to those tables while reviewing this discussion.

Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Corporation (“Seneca”). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania and California.

The Exploration and Production segment’s loss in the third quarter of fiscal 2015 of $323.1 million, or $3.79 per share, compares to earnings of $32.4 million, or $0.38 per share, in the prior year’s third quarter, a decrease of $355.5 million or $4.17 per share. The decrease was mainly due to a non-cash charge of $339.8 million to write down the value of Seneca’s oil and natural gas producing properties.

Seneca uses the full cost method of accounting for determining the book value of its oil and natural gas properties. This accounting method requires that Seneca perform a quarterly “ceiling test” to compare the present value of future revenues from its oil and natural gas reserves based on an unweighted arithmetic average of the first day of the month oil and gas prices for each month within the 12-month period prior to the end of the reporting period (“the ceiling”) with the book value of those reserves at the balance sheet date. If the book value of the reserves exceeds the ceiling, a non-cash impairment charge must be recorded in order to reduce the book value of the reserves to the calculated ceiling. Unless oil and gas prices improve significantly, Seneca expects that the book value of its oil and gas reserves will also exceed the ceiling at September 30, 2015, and December 31, 2015, resulting in additional impairment charges.

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In the third quarter of fiscal 2014, Seneca’s earnings were increased by a $2.7 million reduction of an accrual for well plugging and abandonment costs. In the first half of fiscal 2014, Seneca recorded an initial accrual of $3.3 million associated with two wells on an offshore Gulf of Mexico mineral lease (High Island 74) that Seneca had farmed out to an operator who subsequently filed for bankruptcy. During the third quarter of fiscal 2014, it was determined that Seneca was not responsible for the costs to plug and abandon one of those wells.

Excluding the items above, Operating Results in the Exploration and Production segment were $16.7 million, or $0.20 per share, compared to $29.7 million, or $0.35 per share, in the prior year’s third quarter, a decrease of $13.0 million or $0.15 per share. The decrease in Operating Results is mainly due to lower commodity prices realized after hedging. The weighted average natural gas price received by Seneca (after hedging) for the quarter ended June 30, 2015, was $3.32 per thousand cubic feet (“Mcf”), a decrease of $0.23 per Mcf compared to the prior year’s third quarter. The weighted average crude oil price realized after hedging for the quarter ended June 30, 2015, was $69.65 per barrel ("Bbl"), a decrease of $27.89 per Bbl compared to the prior year’s third quarter.

Overall production of natural gas and crude oil for the current quarter of 36.2 Billion cubic feet equivalent (“Bcfe”) decreased approximately 4.4 Bcfe, compared to the prior year’s third quarter. Production from Seneca’s Appalachia properties decreased 4.3 Bcfe largely due to an estimated 12.5 Bcfe of voluntary pricing related curtailments in the current year’s third quarter. California production of 5.3 Bcfe decreased 0.1 Bcfe due to natural field declines.

On a per unit basis, quarterly depletion expense of $1.55 per Mcfe decreased $0.29 per Mcfe due to higher natural gas reserve balances at June 30, 2015, compared to the prior year’s third quarter and the ceiling test impairment charge recorded in the current year’s second quarter. On a per unit basis, lease operating and transportation expenses (“LOE”) at $1.09 per Mcfe increased $0.01 per Mcfe compared to the prior year’s third quarter. General and administrative expenses (“G&A”) increased $0.08 per Mcfe compared to the prior year’s third quarter. Both the increase in per unit LOE and G&A was largely due to lower Marcellus production resulting from pricing related curtailments.

The Exploration and Production segment’s loss for the nine months ended June 30, 2015, of $350.0 million, or $4.11 per share, compares to earnings of $87.9 million, or $1.04 per share, in the prior year’s nine-month period, a decrease of $437.9 million or $5.15 per share. The decrease was mainly due to a non-cash charge of $409.3 million recorded in the nine-month period to write down the value of Seneca’s oil and natural gas producing properties.

In addition to the ceiling test charge in the current year’s nine-month period ($409.3 million), and the net impact of the plugging and abandonment costs in the prior year’s nine-month period described above ($0.6 million), Seneca had a deferred income tax adjustment in 2014 that decreased earnings by $3.0 million. Excluding these items from the respective nine-month periods, Operating Results in the Exploration and Production segment were $59.4 million, or $0.69 per share, compared to $91.5 million, or $1.09 per share, a decrease of $32.1 million or $0.40 per share. The decrease in Operating Results is mainly due to

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lower commodity prices realized after hedging. The weighted average natural gas price received by Seneca (after hedging) for the nine months ended June 30, 2015, was $3.39 per Mcf, a decrease of $0.32 per Mcf compared to the prior year’s nine-month period. The weighted average crude oil price realized after hedging for the nine months ended June 30, 2015, was $71.72 per Bbl, a decrease of $24.47 per Bbl compared to the prior year’s nine-month period.

Overall production of natural gas and crude oil for the current nine-month period of 120.1 Bcfe increased approximately 5.6 Bcfe, or 4.9 percent, compared to the prior year’s nine-month period largely because of Seneca’s strong well results in Lycoming County and the Clermont-Rich Valley area. California production of 15.8 Bcfe was consistent with the prior year’s nine-month period. Pricing related curtailments in Appalachia for the current nine-month period were an estimated 32.0 Bcfe.

On a per unit basis for the nine months ended June 30, 2015, depletion expense of $1.61 per Mcfe decreased $0.27 per Mcfe due to higher natural gas reserve balances at June 30, 2015, and the ceiling test impairment charge recorded in the current year’s second quarter. On a per unit basis, LOE at $1.06 per Mcfe increased $0.02 per Mcfe due to higher intercompany gathering and compression costs associated with production delivered into the Gathering segment’s Trout Run and Clermont gathering systems in Seneca’s EDA and WDA, respectively. G&A at $0.42 per Mcfe was unchanged.

Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

The Pipeline and Storage segment’s earnings of $17.7 million, or $0.21 per share, for the quarter ended June 30, 2015, were largely unchanged from earnings of $17.9 million, or $0.21 per share, when compared with the same period in the prior fiscal year. Higher transportation revenues from the Mercer Expansion project, which was placed in service in the current year’s first quarter was offset by higher depreciation and property tax expense.

The Pipeline and Storage segment’s earnings of $61.9 million, or $0.73 per share, for the nine months ended June 30, 2015, increased $3.4 million, or $0.04 per share, when compared with the same period in the prior fiscal year. The increase in earnings is due to higher non-affiliated revenues from the Mercer Expansion project and higher transportation revenues from additional new short-term firm transportation contracts on both the Supply Corporation and Empire systems. As a result of the ongoing pricing basis differentials in the Appalachian region, the Pipeline and Storage segment continues to see increased demand for transportation services from producers and marketers to move natural gas supplies to higher priced markets. Earnings also benefited from a higher allowance for funds used

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during construction (AFUDC) associated with various pipeline expansion projects. Earnings were reduced by higher depreciation expense and property taxes due to the completion of various expansion projects.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Corporation’s (“Midstream”) subsidiary limited liability companies. The Gathering segment constructs, owns and operates natural gas pipeline gathering and processing facilities in the Appalachian region and currently provides the gathering infrastructure for transporting Seneca’s Marcellus Shale production to the interstate pipeline system.

The Gathering segment’s earnings of $6.2 million, or $0.07 per share, for the quarter ended June 30, 2015, decreased $2.5 million, or $0.03 per share, when compared with the same period in the prior fiscal year. The decrease in earnings is primarily due to lower gathering revenues resulting from Seneca’s lower production volumes in Appalachia compared to the prior year’s third quarter.

The Gathering segment’s earnings of $24.3 million, or $0.28 per share, for the nine months ended June 30, 2015, increased $2.1 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The increase in earnings is mainly due to higher gathering revenues from Midstream’s Trout Run and Clermont gathering systems. That increase in revenue is mostly attributable to the overall increase in Seneca’s production volumes and a change in the mix of Seneca’s production among Midstream's three major gathering systems. Higher depreciation, operating expenses and income taxes partially offset the higher gathering revenues.

Downstream Businesses

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

The Utility segment’s earnings of $5.7 million, or $0.07 per share, for the quarter ended June 30, 2015, increased $0.9 million, or $0.01 per share, when compared with the same period in the prior fiscal year. The increase in earnings is due to a lower effective income tax rate.

The Utility segment’s earnings of $66.6 million, or $0.78 per share, for the nine months ended June 30, 2015, increased $2.0 million, or $0.02 per share, when compared with the same period in the prior fiscal year. The increase in earnings was due to the impact of regulatory true-up adjustments and higher capacity release revenues offset by higher operating expenses mainly associated with the replacement of Distribution’s customer billing system.

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Energy Marketing Segment

National Fuel Resources, Inc. (“NFR”) comprises the Company’s Energy Marketing segment. NFR markets natural gas to industrial, wholesale, commercial, public authority and residential customers primarily in western and central New York and northwestern Pennsylvania, offering competitively priced natural gas to its customers.

The Energy Marketing segment’s earnings for the quarter ended June 30, 2015, of $1.5 million, or $0.02 per share, increased $0.9 million or $0.01 per share. Earnings for the nine months ended June 30, 2015, of $7.7 million, or $0.09 per share, increased $1.8 million, or $0.02 per share, compared to the prior year’s nine-month period. The increase in earnings in both the quarter and nine months ended June 30, 2015, is primarily due to higher per unit margins, which benefited from the weak pricing basis in the Northeast.

Corporate and All Other

The Corporate and All Other category primarily includes corporate operations. The category also includes the remaining operations of Seneca’s Northeast division that markets high quality hardwoods from Appalachian land holdings.

The Corporate and All Other category loss of $1.2 million in the quarter ended June 30, 2015, compares to earnings of less than $0.1 million, in the prior year’s third quarter. The loss is due to higher income tax expense.

The Corporate and All Other category loss of $2.2 million in the nine months ended June 30, 2015, compares to earnings of $2.9 million in the prior year’s nine-month period. The comparability of the nine-month results is impacted by a $3.6 million gain recognized on corporate-owned executive life insurance policies recorded in the prior year’s second quarter. Excluding this item, Operating Results for the nine-month period ended June 30, 2015, a loss of $2.2 million, compares to a loss of $0.7 million in the prior year’s nine-month period. The increased loss is due to lower income from Seneca’s remaining timber properties and higher income taxes.

EARNINGS GUIDANCE

The Company is updating and narrowing its earnings guidance range for fiscal 2015 to a range of $2.90 to $3.00 per share exclusive of any ceiling test impairment charges. The previous earnings guidance had been a range of $2.75 to $2.90 per share. This guidance reflects actual third quarter results, forecast oil and gas production for fiscal 2015 of 155 to 160 Bcfe (previous guidance range was 155 to 175 Bcfe), a full year DD&A rate for the Company’s Exploration and Production segment of $1.55 per Mcfe (previous range of $1.55 to $1.65 per Mcfe), firm sales and hedges currently in place, and a flat NYMEX price of $2.75 per MMBtu for natural gas and $50 per Bbl for crude oil for unhedged production for the remainder of the fiscal year. At the midpoint, the decrease in production is attributable to price related curtailments experienced during the third quarter and an assumption that the

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Company does not sell any natural gas production in the spot market during the fourth quarter.

The Company’s preliminary earnings guidance for fiscal 2016 is in the range of $3.00 to $3.30 per share, exclusive of any ceiling test impairment charges. For additional details and assumptions on fiscal 2016 financial and operational guidance, please refer to page 25 of this earnings release.

While the Company currently expects significant ceiling test impairment charges in the fourth quarter of fiscal 2015 and first quarter of fiscal 2016, the amount of those charges is not reasonably determinable at this time. The amount of any ceiling test charge is determined at the end of the applicable quarter and will depend on many factors, including additions to or subtractions from proved reserves, fluctuations in oil and gas prices, and income tax effects related to the differences between the book and tax basis of the Company’s oil and gas properties. Some or all of these factors are likely to be significant. Because the amount of the expected ceiling test impairment charges is not reasonably determinable at this time, the Company is unable to provide earnings guidance other than on a non-GAAP basis that excludes those charges.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 7, 2015, at 11 a.m. Eastern Time to discuss this announcement. There are two ways to access this call. For those with Internet access, visit the investor relations page at National Fuel’s website at investor.nationalfuelgas.com. For those without Internet access, access is also provided by dialing (toll-free) 1-800-706-7749, using passcode “28939110.” For those unable to listen to the live conference call, a replay will be available at approximately 3 p.m. Eastern Time at the same website link and by phone at (toll-free) 1-888-286-8010, using passcode “97670814.” Both the webcast and telephonic replay will be available until the close of business on Friday, August 14, 2015.

National Fuel is an integrated energy company reporting financial results for five operating segments: Exploration and Production, Pipeline and Storage, Gathering, Utility, and Energy Marketing. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brian M. Welsch	716-857-7875
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are

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expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas and oil reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; impairments under the SEC’s full cost ceiling test for natural gas and oil reserves; changes in the price of natural gas or oil; changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design and retained natural gas), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in price differentials between similar quantities of natural gas or oil sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; other changes in price differentials between similar quantities of natural gas or oil having different quality, heating value, hydrocarbon mix or delivery date; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of oil and gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas or oil; delays or changes in costs or plans with respect to Company projects or related projects of other companies, including difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; changes in demographic patterns and weather conditions; changes in the availability, price or accounting treatment of derivative financial instruments; changes in economic conditions, including global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities, acts of war, cyber attacks or pest infestation; significant differences between the Company’s projected and actual capital expenditures and operating expenses; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2014 GAAP earnings	$32,421	$17,934	$8,717	$4,826	$602	$20	$64,520
Items impacting comparability:
Reversal of plugging and abandonment accrual	(2,691)						(2,691)
Third quarter 2014 operating results	29,730	17,934	8,717	4,826	602	20	61,829

Drivers of operating results
Higher (lower) crude oil prices	(13,765)						(13,765)
Higher (lower) natural gas prices	(4,763)						(4,763)
Higher (lower) natural gas production	(9,787)						(9,787)
Higher (lower) crude oil production	(1,528)						(1,528)
Derivative mark to market adjustments	2,439						2,439
Lower (higher) lease operating and transportation expenses	2,816						2,816
Lower (higher) depreciation / depletion	12,220	(426)					11,794

Higher (lower) transportation and storage service revenues		478					478
Higher (lower) gathering and processing revenues			(1,435)				(1,435)
Lower (higher) operating expenses	(806)						(806)

Higher (lower) margins					988		988

Lower (higher) interest expense	(678)						(678)

Lower (higher) income tax expense / effective tax rate	909		(677)	660		(1,088)	(196)

All other / rounding	(51)	(272)	(379)	241	(57)	(153)	(671)
Third quarter 2015 operating results	16,736	17,714	6,226	5,727	1,533	(1,221)	46,715
Items impacting comparability:
Impairment of oil and gas producing properties	(339,849)						(339,849)
Third quarter 2015 GAAP earnings	$(323,113)	$17,714	$6,226	$5,727	$1,533	$(1,221)	$(293,134)

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Third quarter 2014 GAAP earnings	$0.38	$0.21	$0.10	$0.06	$0.01	$—	$0.76
Items impacting comparability:
Reversal of plugging and abandonment accrual	(0.03)						(0.03)
Third quarter 2014 operating results	0.35	0.21	0.10	0.06	0.01	—	0.73

Drivers of operating results
Higher (lower) crude oil prices	(0.16)						(0.16)
Higher (lower) natural gas prices	(0.06)						(0.06)
Higher (lower) natural gas production	(0.11)						(0.11)
Higher (lower) crude oil production	(0.02)						(0.02)
Derivative mark to market adjustments	0.03						0.03
Lower (higher) lease operating and transportation expenses	0.03						0.03
Lower (higher) depreciation / depletion	0.14	—					0.14

Higher (lower) transportation and storage service revenues		—					—
Higher (lower) gathering and processing revenues			(0.02)				(0.02)
Lower (higher) operating expenses	(0.01)						(0.01)

Higher (lower) margins					0.01		0.01

Lower (higher) interest expense	(0.01)						(0.01)

Lower (higher) income tax expense / effective tax rate	0.01		(0.01)	0.01		(0.01)	—

All other / rounding	0.01	—	—	—	—	(0.01)	—
Third quarter 2015 operating results	0.20	0.21	0.07	0.07	0.02	(0.02)	0.55
Items impacting comparability:
Impairment of oil and gas producing properties	(3.99)						(3.99)
Third quarter 2015 GAAP earnings	$(3.79)	$0.21	$0.07	$0.07	$0.02	$(0.02)	$(3.44)

* Amounts do not reflect intercompany eliminations

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2014 GAAP earnings	$87,908	$58,444	$22,188	$64,586	$5,971	$2,886	$241,983
Items impacting comparability:
Plugging and abandonment accrual	560						560
Deferred state income tax adjustment	3,000						3,000
Gain on life insurance policies						(3,635)	(3,635)
Nine months ended June 30, 2014 operating results	91,468	58,444	22,188	64,586	5,971	(749)	241,908

Drivers of operating results
Higher (lower) crude oil prices	(35,872)						(35,872)
Higher (lower) natural gas prices	(22,137)						(22,137)
Higher (lower) natural gas production	13,385						13,385
Higher (lower) crude oil production	157						157
Derivative mark to market adjustments	4,334						4,334
Insurance settlement proceeds adjustment	(1,261)						(1,261)
Lower (higher) lease operating and transportation expenses	(5,697)						(5,697)
Lower (higher) depreciation / depletion	14,065	(831)	(2,543)	(967)			9,724

Higher (lower) transportation and storage service revenues		3,695					3,695
Higher (lower) gathering and processing revenues			6,234				6,234
Lower (higher) operating expenses	(2,396)		(1,117)	(2,314)			(5,827)
Lower (higher) property, franchise and other taxes		(782)					(782)

Regulatory true-up adjustments				3,725			3,725
Higher (lower) capacity release revenues				970			970

Higher (lower) margins					1,858	(578)	1,280

Higher (lower) AFUDC**		1,460					1,460

Lower (higher) interest expense	(586)		654				68

Lower (higher) income tax expense / effective tax rate	3,964		(1,159)			(971)	1,834

All other / rounding	(57)	(118)	(3)	558	(97)	117	400
Nine months ended June 30, 2015 operating results	59,367	61,868	24,254	66,558	7,732	(2,181)	217,598
Items impacting comparability:
Impairment of oil and gas producing properties	(409,322)						(409,322)
Nine months ended June 30, 2015 GAAP earnings	$(349,955)	$61,868	$24,254	$66,558	$7,732	$(2,181)	$(191,724)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 13.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2015
(Unaudited)

	Upstream	Midstream Businesses		Downstream Businesses

	Exploration &	Pipeline &			Energy	Corporate /
	Production	Storage	Gathering	Utility	Marketing	All Other	Consolidated*

Nine months ended June 30, 2014 GAAP earnings	$1.04	$0.69	$0.26	$0.76	$0.07	$0.03	$2.85
Items impacting comparability:
Plugging and abandonment accrual	0.01						0.01
Deferred state income tax adjustment	0.04						0.04
Gain on life insurance policies						(0.04)	(0.04)
Nine months ended June 30, 2014 operating results	1.09	0.69	0.26	0.76	0.07	(0.01)	2.86

Drivers of operating results
Higher (lower) crude oil prices	(0.42)						(0.42)
Higher (lower) natural gas prices	(0.26)						(0.26)
Higher (lower) natural gas production	0.16						0.16
Higher (lower) crude oil production	—						—
Derivative mark to market adjustments	0.05						0.05
Insurance settlement proceeds adjustment	(0.01)						(0.01)
Lower (higher) lease operating and transportation expenses	(0.07)						(0.07)
Lower (higher) depreciation / depletion	0.17	(0.01)	(0.03)	(0.01)			0.12

Higher (lower) transportation and storage service revenues		0.04					0.04
Higher (lower) gathering and processing revenues			0.07				0.07
Lower (higher) operating expenses	(0.03)		(0.01)	(0.03)			(0.07)
Lower (higher) property, franchise and other taxes		(0.01)					(0.01)

Regulatory true-up adjustments				0.04			0.04
Higher (lower) capacity release revenues				0.01			0.01

Higher (lower) margins					0.02	(0.01)	0.01

Higher (lower) AFUDC**		0.02					0.02

Lower (higher) interest expense	(0.01)		0.01				—

Lower (higher) income tax expense / effective tax rate	0.05		(0.01)			(0.01)	0.03

All other / rounding	(0.03)	—	(0.01)	0.01	—	0.01	(0.02)
Nine months ended June 30, 2015 operating results	0.69	0.73	0.28	0.78	0.09	(0.02)	2.55
Items impacting comparability:
Impairment of oil and gas producing properties	(4.80)						(4.80)
Nine months ended June 30, 2015 GAAP earnings	$(4.11)	$0.73	$0.28	$0.78	$0.09	$(0.02)	$(2.25)

* Amounts do not reflect intercompany eliminations
** AFUDC = Allowance for Funds Used During Construction

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2015	2014	2015	2014
Operating Revenues	$339,815	$440,144	$1,459,851	$1,746,458

Operating Expenses:
Purchased Gas	27,038	86,628	344,728	577,005
Operation and Maintenance	110,697	107,232	356,525	352,794
Property, Franchise and Other Taxes	22,717	22,483	68,561	69,114
Depreciation, Depletion and Amortization	79,865	96,788	265,298	279,876
Impairment of Oil and Gas Producing Properties	588,712	—	709,060	—
	829,029	313,131	1,744,172	1,278,789

Operating Income (Loss)	(489,214)	127,013	(284,321)	467,669

Other Income (Expense):
Interest Income	327	370	1,631	1,321
Other Income	2,066	1,496	4,638	6,847
Interest Expense on Long-Term Debt	(22,213)	(22,116)	(66,900)	(67,767)
Other Interest Expense	(1,007)	(1,136)	(3,382)	(3,460)

Income (Loss) Before Income Taxes	(510,041)	105,627	(348,334)	404,610

Income Tax Expense (Benefit)	(216,907)	41,107	(156,610)	162,627

Net Income (Loss) Available for Common Stock	$(293,134)	$64,520	$(191,724)	$241,983

Earnings (Loss) Per Common Share:
Basic	$(3.47)	$0.77	$(2.27)	$2.89
Diluted	$(3.44)	$0.76	$(2.25)	$2.85

Weighted Average Common Shares:
Used in Basic Calculation	84,453,602	84,029,124	84,326,182	83,863,764
Used in Diluted Calculation	85,248,281	84,973,100	85,237,514	84,892,473

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2015	2014

ASSETS
Property, Plant and Equipment	$8,937,174	$8,245,791
Less - Accumulated Depreciation, Depletion and Amortization	3,455,446	2,502,700
Net Property, Plant and Equipment	5,481,728	5,743,091

Current Assets:
Cash and Temporary Cash Investments	310,031	36,886
Hedging Collateral Deposits	11,101	2,734
Receivables - Net	135,427	149,735
Unbilled Revenue	18,234	25,663
Gas Stored Underground	16,506	39,422
Materials and Supplies - at average cost	31,339	27,817
Other Current Assets	49,449	54,752
Deferred Income Taxes	39,383	40,323
Total Current Assets	611,470	377,332

Other Assets:
Recoverable Future Taxes	168,436	163,485
Unamortized Debt Expense	17,000	14,304
Other Regulatory Assets	215,630	224,436
Deferred Charges	12,347	14,212
Other Investments	89,027	86,788
Goodwill	5,476	5,476
Prepaid Post-Retirement Benefit Costs	46,062	36,512
Fair Value of Derivative Financial Instruments	242,320	72,606
Other	172	1,355
Total Other Assets	796,470	619,174
Total Assets	$6,889,668	$6,739,597

CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000
Shares; Issued and Outstanding - 84,528,930 Shares
and 84,157,220 Shares, Respectively	$84,529	$84,157
Paid in Capital	746,263	716,144
Earnings Reinvested in the Business	1,324,318	1,614,361
Accumulated Other Comprehensive Income (Loss)	92,248	(3,979)
Total Comprehensive Shareholders' Equity	2,247,358	2,410,683
Long-Term Debt, Net of Current Portion	2,099,000	1,649,000
Total Capitalization	4,346,358	4,059,683

Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	—	85,600
Current Portion of Long-Term Debt	—	—
Accounts Payable	137,892	136,674
Amounts Payable to Customers	44,842	33,745
Dividends Payable	33,388	32,400
Interest Payable on Long-Term Debt	18,585	29,960
Customer Advances	44	19,005
Customer Security Deposits	18,329	15,761
Other Accruals and Current Liabilities	157,729	136,672
Fair Value of Derivative Financial Instruments	9,128	759
Total Current and Accrued Liabilities	419,937	490,576

Deferred Credits:
Deferred Income Taxes	1,328,719	1,456,283
Taxes Refundable to Customers	95,157	91,736
Unamortized Investment Tax Credit	834	1,145
Cost of Removal Regulatory Liability	180,106	173,199
Other Regulatory Liabilities	126,371	81,152
Pension and Other Post-Retirement Liabilities	144,136	134,202
Asset Retirement Obligations	119,644	117,713
Other Deferred Credits	128,406	133,908
Total Deferred Credits	2,123,373	2,189,338
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$6,889,668	$6,739,597

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2015	2014

Operating Activities:
Net Income (Loss) Available for Common Stock	$(191,724)	$241,983
Adjustments to Reconcile Net Income (Loss) to Net Cash Provided by Operating Activities:
Impairment of Oil and Gas Producing Properties	709,060	—
Depreciation, Depletion and Amortization	265,298	279,876
Deferred Income Taxes	(198,116)	119,395
Excess Tax Benefits Associated with Stock-Based Compensation Awards	(9,064)	(4,641)
Stock-Based Compensation	8,383	12,438
Other	7,329	10,969
Change in:
Hedging Collateral Deposits	(8,367)	1,094
Receivables and Unbilled Revenue	22,175	(72,082)
Gas Stored Underground and Materials and Supplies	20,259	35,503
Unrecovered Purchased Gas Costs	—	12,408
Other Current Assets	14,367	5,376
Accounts Payable	11,153	26,386
Amounts Payable to Customers	11,097	19,977
Customer Advances	(18,961)	(21,878)
Customer Security Deposits	2,568	(17)
Other Accruals and Current Liabilities	13,794	17,590
Other Assets	1,124	25,449
Other Liabilities	52,261	15,743
Net Cash Provided by Operating Activities	$712,636	$725,569

Investing Activities:
Capital Expenditures	$(718,965)	$(609,427)
Other	(1,065)	4,696
Net Cash Used in Investing Activities	$(720,030)	$(604,731)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(85,600)	$—
Excess Tax Benefits Associated with Stock-Based Compensation Awards	9,064	4,641
Dividends Paid on Common Stock	(97,330)	(94,269)
Net Proceeds from Issuance of Long-Term Debt	445,662	—
Net Proceeds From Issuance of Common Stock	8,743	6,585
Net Cash Provided by (Used) in Financing Activities	$280,539	$(83,043)

Net Increase in Cash and Temporary Cash Investments	273,145	37,795
Cash and Temporary Cash Investments at Beginning of Period	36,886	64,858
Cash and Temporary Cash Investments at June 30	$310,031	$102,653

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2015	2014	Variance	2015	2014	Variance
Total Operating Revenues	$159,404	$201,522	$(42,118)	$529,590	$594,129	$(64,539)

Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	17,066	15,807	1,259	50,793	48,021	2,772
Lease Operating and Transportation Expense	39,390	43,722	(4,332)	127,614	118,850	8,764
All Other Operation and Maintenance Expense	3,367	(752)	4,119	11,115	11,062	53
Property, Franchise and Other Taxes	5,919	5,424	495	15,361	15,542	(181)
Depreciation, Depletion and Amortization	56,038	74,838	(18,800)	193,540	215,179	(21,639)
Impairment of Oil and Gas Producing Properties	588,712	—	588,712	709,060	—	709,060
	710,492	139,039	571,453	1,107,483	408,654	698,829

Operating Income (Loss)	(551,088)	62,483	(613,571)	(577,893)	185,475	(763,368)

Other Income (Expense):
Interest Income	720	350	370	1,893	1,306	587
Other Interest Expense	(11,190)	(10,148)	(1,042)	(32,551)	(31,648)	(903)

Income (Loss) Before Income Taxes	(561,558)	52,685	(614,243)	(608,551)	155,133	(763,684)
Income Tax Expense (Benefit)	(238,445)	20,264	(258,709)	(258,596)	67,225	(325,821)
Net Income (Loss)	$(323,113)	$32,421	$(355,534)	$(349,955)	$87,908	$(437,863)

Net Income (Loss) Per Share (Diluted)	$(3.79)	$0.38	$(4.17)	$(4.11)	$1.04	$(5.15)

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$47,012	$48,046	$(1,034)	$154,515	$152,829	$1,686
Intersegment Revenues	21,833	20,489	1,344	66,347	63,463	2,884
Total Operating Revenues	68,845	68,535	310	220,862	216,292	4,570

Operating Expenses:
Purchased Gas	(61)	(19)	(42)	492	1,282	(790)
Operation and Maintenance	18,243	18,141	102	53,770	53,910	(140)
Property, Franchise and Other Taxes	6,226	5,857	369	18,855	17,652	1,203
Depreciation, Depletion and Amortization	9,639	8,983	656	28,452	27,173	1,279
	34,047	32,962	1,085	101,569	100,017	1,552

Operating Income	34,798	35,573	(775)	119,293	116,275	3,018

Other Income (Expense):
Interest Income	142	56	86	350	188	162
Other Income	1,000	437	563	1,888	436	1,452
Other Interest Expense	(6,581)	(6,569)	(12)	(19,913)	(20,014)	101

Income Before Income Taxes	29,359	29,497	(138)	101,618	96,885	4,733
Income Tax Expense	11,645	11,563	82	39,750	38,441	1,309
Net Income	$17,714	$17,934	$(220)	$61,868	$58,444	$3,424

Net Income Per Share (Diluted)	$0.21	$0.21	$—	$0.73	$0.69	$0.04

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
GATHERING SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$126	$343	$(217)	$361	$772	$(411)
Intersegment Revenues	16,748	18,740	(1,992)	58,541	48,541	10,000
Total Operating Revenues	16,874	19,083	(2,209)	58,902	49,313	9,589

Operating Expenses:
Operation and Maintenance	2,309	1,902	407	6,317	4,599	1,718
Property, Franchise and Other Taxes	38	32	6	130	123	7
Depreciation, Depletion and Amortization	2,166	1,589	577	8,025	4,112	3,913
	4,513	3,523	990	14,472	8,834	5,638

Operating Income	12,361	15,560	(3,199)	44,430	40,479	3,951

Other Income (Expense):
Interest Income	35	21	14	94	85	9
Other Income	1	1	—	3	6	(3)
Other Interest Income (Expense)	216	(177)	393	(214)	(1,219)	1,005

Income Before Income Taxes	12,613	15,405	(2,792)	44,313	39,351	4,962
Income Tax Expense	6,387	6,688	(301)	20,059	17,163	2,896
Net Income	$6,226	$8,717	$(2,491)	$24,254	$22,188	$2,066

Net Income Per Share (Diluted)	$0.07	$0.10	$(0.03)	$0.28	$0.26	$0.02

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$110,002	$143,760	$(33,758)	$630,049	$751,861	$(121,812)
Intersegment Revenues	2,614	3,654	(1,040)	13,670	16,565	(2,895)
Total Operating Revenues	112,616	147,414	(34,798)	643,719	768,426	(124,707)

Operating Expenses:
Purchased Gas	31,812	66,281	(34,469)	295,490	423,990	(128,500)
Operation and Maintenance	43,487	43,801	(314)	154,126	152,726	1,400
Property, Franchise and Other Taxes	10,258	10,905	(647)	33,380	34,943	(1,563)
Depreciation, Depletion and Amortization	11,498	10,986	512	33,981	32,495	1,486
	97,055	131,973	(34,918)	516,977	644,154	(127,177)

Operating Income	15,561	15,441	120	126,742	124,272	2,470

Other Income (Expense):
Interest Income	17	56	(39)	42	205	(163)
Other Income	609	414	195	1,604	1,101	503
Other Interest Expense	(6,997)	(7,090)	93	(21,145)	(20,983)	(162)

Income Before Income Taxes	9,190	8,821	369	107,243	104,595	2,648
Income Tax Expense	3,463	3,995	(532)	40,685	40,009	676
Net Income	$5,727	$4,826	$901	$66,558	$64,586	$1,972

Net Income Per Share (Diluted)	$0.07	$0.06	$0.01	$0.78	$0.76	$0.02

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
ENERGY MARKETING SEGMENT	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$22,420	$45,737	$(23,317)	$142,753	$243,335	$(100,582)
Intersegment Revenues	379	678	(299)	796	938	(142)
Total Operating Revenues	22,799	46,415	(23,616)	143,549	244,273	(100,724)

Operating Expenses:
Purchased Gas	18,954	44,090	(25,136)	126,325	229,908	(103,583)
Operation and Maintenance	1,516	1,356	160	4,804	4,649	155
Property, Franchise and Other Taxes	2	(2)	4	7	11	(4)
Depreciation, Depletion and Amortization	50	50	0	151	146	5
	20,522	45,494	(24,972)	131,287	234,714	(103,427)

Operating Income	2,277	921	1,356	12,262	9,559	2,703

Other Income (Expense):
Interest Income	60	37	23	141	114	27
Other Income	28	36	(8)	95	85	10
Other Interest Expense	(5)	(5)	0	(20)	(22)	2

Income Before Income Taxes	2,360	989	1,371	12,478	9,736	2,742
Income Tax Expense	827	387	440	4,746	3,765	981
Net Income	$1,533	$602	$931	$7,732	$5,971	$1,761

Net Income Per Share (Diluted)	$0.02	$0.01	$0.01	$0.09	$0.07	$0.02

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2015	2014	Variance	2015	2014	Variance
Total Operating Revenues	$634	$497	$137	$1,906	$2,795	$(889)
Operating Expenses:
Operation and Maintenance	227	216	11	709	876	(167)
Property, Franchise and Other Taxes	155	148	7	462	482	(20)
Depreciation, Depletion and Amortization	305	145	160	645	259	386
	687	509	178	1,816	1,617	199

Operating Income (Loss)	(53)	(12)	(41)	90	1,178	(1,088)

Other Income (Expense):
Interest Income	19	21	(2)	48	80	(32)
Other Income	1	7	(6)	4	406	(402)
Other Interest Expense	—	(1)	1	—	(2)	2

Income (Loss) Before Income Taxes	(33)	15	(48)	142	1,662	(1,520)
Income Tax Expense (Benefit)	(5)	(9)	4	76	684	(608)
Net Income (Loss)	$(28)	$24	$(52)	$66	$978	$(912)

Net Income (Loss) Per Share (Diluted)	$—	$—	$—	$—	$0.01	$(0.01)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2015	2014	Variance	2015	2014	Variance
Revenues from External Customers	$217	$239	$(22)	$677	$737	$(60)
Intersegment Revenues	953	946	7	2,792	2,854	(62)
Total Operating Revenues	1,170	1,185	(15)	3,469	3,591	(122)
Operating Expenses:
Operation and Maintenance	3,952	3,822	130	11,844	12,287	(443)
Property, Franchise and Other Taxes	119	119	0	366	361	5
Depreciation, Depletion and Amortization	169	197	(28)	504	512	(8)
	4,240	4,138	102	12,714	13,160	(446)

Operating Loss	(3,070)	(2,953)	(117)	(9,245)	(9,569)	324

Other Income (Expense):
Interest Income	24,990	24,127	863	74,479	72,763	1,716
Other Income	427	601	(174)	1,044	4,813	(3,769)
Interest Expense on Long-Term Debt	(22,213)	(22,116)	(97)	(66,900)	(67,767)	867
Other Interest Expense	(2,106)	(1,444)	(662)	(4,955)	(2,992)	(1,963)

Loss Before Income Taxes	(1,972)	(1,785)	(187)	(5,577)	(2,752)	(2,825)
Income Tax Expense (Benefit)	(779)	(1,781)	1,002	(3,330)	(4,660)	1,330
Net Income (Loss)	$(1,193)	$(4)	$(1,189)	$(2,247)	$1,908	$(4,155)

Net Income (Loss) Per Share (Diluted)	$(0.02)	$—	$(0.02)	$(0.02)	$0.02	$(0.04)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2015	2014	Variance	2015	2014	Variance
Intersegment Revenues	$(42,527)	$(44,507)	$1,980	$(142,146)	$(132,361)	$(9,785)
Operating Expenses:
Purchased Gas	(23,667)	(23,724)	57	(77,579)	(78,175)	596
Operation and Maintenance	(18,860)	(20,783)	1,923	(64,567)	(54,186)	(10,381)
	(42,527)	(44,507)	1,980	(142,146)	(132,361)	(9,785)

Operating Income	—	—	—	—	—	—

Other Income (Expense):
Interest Income	(25,656)	(24,298)	(1,358)	(75,416)	(73,420)	(1,996)
Other Interest Expense	25,656	24,298	1,358	75,416	73,420	1,996
Net Income	$—	$—	$—	$—	$—	$—

Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2015		2014		(Decrease)	2015		2014		(Decrease)

Capital Expenditures:
Exploration and Production	$136,374	(1)	$168,038	(3)	$(31,664)	$437,450	(1)(2)	$444,366	(3)(4)	$(6,916)
Pipeline and Storage	56,993	(1)	35,844	(3)	21,149	114,664	(1)(2)	64,937	(3)(4)	49,727
Gathering	36,665	(1)	44,953	(3)	(8,288)	87,214	(1)(2)	93,238	(3)(4)	(6,024)
Utility	23,596	(1)	19,334	(3)	4,262	65,337	(1)(2)	60,915	(3)(4)	4,422
Energy Marketing	32		80		(48)	124		194		(70)
Total Reportable Segments	253,660		268,249		(14,589)	704,789		663,650		41,139
All Other	—		33		(33)	—		172		(172)
Corporate	67		145		(78)	134		214		(80)
Total Capital Expenditures	$253,727		$268,427		$(14,700)	$704,923		$664,036		$40,887

(1)
Capital expenditures for the quarter and nine months ended June 30, 2015, include accounts payable and accrued liabilities related to capital expenditures of $64.3 million, $28.0 million, $21.4 million, and $8.9 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2015, since they represent non-cash investing activities at that date.

(2)
Capital expenditures for the nine months ended June 30, 2015, exclude capital expenditures of $80.1 million, $28.1 million, $20.1 million and $8.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2014 and paid during the nine months ended June 30, 2015. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2014, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2015.

(3)
Capital expenditures for the quarter and nine months ended June 30, 2014, include accounts payable and accrued liabilities related to capital expenditures of $101.3 million, $13.4 million, $16.3 million, and $4.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2014, since they represent non-cash investing activities at that date.

(4)
Capital expenditures for the nine months ended June 30, 2014, exclude capital expenditures of $58.5 million, $5.6 million, $6.7 million and $10.3 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2013 and paid during the nine months ended June 30, 2014. These amounts were excluded from the Consolidated Statements of Cash Flows at September 30, 2013, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2014.

DEGREE DAYS

				Percent Colder
				(Warmer) Than:
Three Months Ended June 30	Normal	2015	2014	Normal (1)	Last Year (1)

Buffalo, NY	912	778	841	(14.7)	(7.5)
Erie, PA	871	729	797	(16.3)	(8.5)

Nine Months Ended June 30

Buffalo, NY	6,455	6,898	6,957	6.9	(0.8)
Erie, PA	6,023	6,535	6,625	8.5	(1.4)

(1)	Percents compare actual 2015 degree days to normal degree days and actual 2015 degree days to actual 2014 degree days.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	30,830	35,098	(4,268)	104,221	98,640	5,581
West Coast	807	776	31	2,375	2,403	(28)
Total Production	31,637	35,874	(4,237)	106,596	101,043	5,553

Average Prices (Per Mcf)
Appalachia	$2.11	$3.81	$(1.70)	$2.56	$3.84	$(1.28)
West Coast	3.52	7.02	(3.50)	4.30	6.85	(2.55)
Weighted Average	2.15	3.88	(1.73)	2.60	3.91	(1.31)
Weighted Average after Hedging	3.32	3.55	(0.23)	3.39	3.71	(0.32)

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	7	6	1	22	23	(1)
West Coast	752	777	(25)	2,234	2,230	4
Total Production	759	783	(24)	2,256	2,253	3

Average Prices (Per Barrel)
Appalachia	$56.54	$100.91	$(44.37)	$62.29	$96.76	$(34.47)
West Coast	52.07	101.83	(49.76)	54.48	99.82	(45.34)
Weighted Average	52.12	101.82	(49.70)	54.56	99.79	(45.23)
Weighted Average after Hedging	69.65	97.54	(27.89)	71.72	96.19	(24.47)

Total Production (Mmcfe)	36,191	40,572	(4,381)	120,132	114,561	5,571

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (1)	$0.47	$0.39	$0.08	$0.42	$0.42	$—
Lease Operating and Transportation Expense per Mcfe (1)(2)	$1.09	$1.08	$0.01	$1.06	$1.04	$0.02
Depreciation, Depletion & Amortization per Mcfe (1)	$1.55	$1.84	$(0.29)	$1.61	$1.88	$(0.27)

(1)	Refer to page 17 for the General and Administrative Expense, Lease Operating Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment.

(2)
Amounts include transportation expense of $0.50 and $0.50 per Mcfe for the three months ended June 30, 2015 and June 30, 2014, respectively. Amounts include transportation expense of $0.52 and $0.45 per Mcfe for the nine months ended June 30, 2015 and June 30, 2014, respectively.

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for the Remaining Three Months of Fiscal 2015

	Volume		Average Hedge Price
Oil Swaps
Midway Sunset (MWSS)	96,000	BBL	$67.91 / BBL
Brent	255,000	BBL	$98.32 / BBL
NYMEX	99,000	BBL	$90.14 / BBL
Total	450,000	BBL	$90.03 / BBL

Gas Swaps
NYMEX	14,510,000	MMBTU	$4.18 / MMBTU
Dominion Transmission Appalachian (DOM)	6,210,000	MMBTU	$3.74 / MMBTU
Southern California City Gate (SoCal)	300,000	MMBTU	$4.35 / MMBTU
Fixed Price Physical Sales	9,200,000	MMBTU	$3.39 / MMBTU
Total	30,220,000	MMBTU	$3.85 / MMBTU

Hedging Summary for Fiscal 2016

	Volume		Average Hedge Price
Oil Swaps
MWSS	36,000	BBL	$92.10 / BBL
Brent	933,000	BBL	$95.18 / BBL
NYMEX	300,000	BBL	$86.09 / BBL
Total	1,269,000	BBL	$92.95 / BBL

Gas Swaps
NYMEX	44,350,000	MMBTU	$3.94 / MMBTU
DOM	18,840,000	MMBTU	$3.78 / MMBTU
Michigan Consolidated City Gate (Mich Con)	9,000,000	MMBTU	$4.10 / MMBTU
Dawn Ontario (Dawn)	9,990,000	MMBTU	$3.92 / MMBTU
Fixed Price Physical Sales	36,600,000	MMBTU	$3.39 / MMBTU
Total	118,780,000	MMBTU	$3.75 / MMBTU

Hedging Summary for Fiscal 2017

	Volume		Average Hedge Price
Oil Swaps
Brent	384,000	BBL	$92.30 / BBL

Gas Swaps
NYMEX	24,130,000	MMBTU	$4.45 / MMBTU
DOM	12,720,000	MMBTU	$3.87 / MMBTU
Mich Con	3,000,000	MMBTU	$4.10 / MMBTU
Dawn	19,100,000	MMBTU	$3.70 / MMBTU
Fixed Price Physical Sales	27,350,000	MMBTU	$3.51 / MMBTU
Total	86,300,000	MMBTU	$3.89 / MMBTU

Hedging Summary for Fiscal 2018

	Volume		Average Hedge Price
Oil Swaps
Brent	75,000	BBL	$91.00 / BBL

Gas Swaps
NYMEX	10,950,000	MMBTU	$4.02 / MMBTU
Dawn	1,800,000	MMBTU	$3.40 / MMBTU
Fixed Price Physical Sales	1,550,000	MMBTU	$3.77 / MMBTU
Total	14,300,000	MMBTU	$3.91 / MMBTU

Hedging Summary for Fiscal 2019

	Volume		Average Hedge Price
Gas Swaps
NYMEX	7,200,000	MMBTU	$3.50 / MMBTU

Hedging Summary for Fiscal 2020

	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,800,000	MMBTU	$3.53 / MMBTU

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Gross Wells in Process of Drilling
Nine Months Ended June 30, 2015
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	3.000	(1)	0.000	3.000
Developmental	77.000	(1)	2.000	79.000
Wells Commenced
Exploratory	0.000		0.000	0.000
Developmental	52.000		44.000	96.000
Wells Completed
Exploratory	3.000		0.000	3.000
Developmental	30.000		45.000	75.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	0.000		0.000	0.000
Developmental	97.000		0.000	97.000

(1) Gross exploratory wells were increased by 2 and developmental wells were decreased by 2.

Net Wells in Process of Drilling
Nine Months Ended June 30, 2015
				Total
	East		West	Company
Wells in Process - Beginning of Period
Exploratory	3.000	(1)	0.000	3.000
Developmental	62.500	(1)	2.000	64.500
Wells Commenced
Exploratory	0.000		0.000	0.000
Developmental	52.000		44.000	96.000
Wells Completed
Exploratory	3.000		0.000	3.000
Developmental	30.000		45.000	75.000
Wells Plugged & Abandoned
Exploratory	0.000		0.000	0.000
Developmental	2.000		1.000	3.000
Wells in Process - End of Period
Exploratory	0.000		0.000	0.000
Developmental	82.500		0.000	82.500

(1) Net exploratory wells were increased by 2 and developmental wells were decreased by 2.

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Updated Fiscal 2016 Financial & Operating Guidance

Guidance

Production by Division (Bcfe)
East Division Production to be Sold Under Firm Contracts	138
East Division Productive Capacity Exposed to Local Spot Pricing	0 - 73
Total East Division Productive Capacity	138 - 211
West Division Production	20 - 21
Total Productive Capacity	158 - 232

Cost and Expenses $ per Mcfe (1)
Lease Operating and Transportation Expenses	$0.95 - $1.05
Depreciation, Depletion and Amortization	$1.00 - $1.10
Other Taxes	$0.10 - $0.15
General and Administrative	$0.35 - $0.40
Other Operating Expenses	$0.05 - $0.10

Capital Investment by Division (in millions)

East Division	$370 - $425
West Division	$30 - $50
Exploration & Production Segment Total	$400 - $475

Updated Pricing Guidance for Fiscal 2016

Guidance Based on Average Natural Gas NYMEX Price ($/MMBtu) (without hedges) of $3.25

East Natural Gas Spot Price Realizations ($/MMBtu)	$1.75

Guidance Based on Average Crude Oil NYMEX Price ($/Bbl) (without hedges) of $55.00

Forecast price differentials
West (% of NYMEX)	96%

(1) Assumes the 195 Bcfe midpoint of productive capacity.

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Firm Transportation - Affiliated	15,441	18,116	(2,675)	95,304	95,966	(662)
Firm Transportation - Non-Affiliated	140,378	140,503	(125)	477,149	479,287	(2,138)
Interruptible Transportation	3,105	998	2,107	8,833	3,778	5,055
	158,924	159,617	(693)	581,286	579,031	2,255

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Gathered Volume - Affiliated	30,648	35,272	(4,624)	106,695	97,240	9,455

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Retail Sales:
Residential Sales	8,287	8,826	(539)	56,315	56,473	(158)
Commercial Sales	1,142	1,238	(96)	8,239	8,357	(118)
Industrial Sales	34	(12)	46	316	377	(61)
	9,463	10,052	(589)	64,870	65,207	(337)
Off-System Sales	—	525	(525)	3,787	4,335	(548)
Transportation	13,993	14,841	(848)	68,509	70,188	(1,679)
	23,456	25,418	(1,962)	137,166	139,730	(2,564)

Energy Marketing Volume
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2015	2014	(Decrease)	2015	2014	(Decrease)
Natural Gas (MMcf)	8,289	8,930	(641)	40,215	45,848	(5,633)

Page 27.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Operating Results and Adjusted EBITDA, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results, for measuring the Company’s cash flow and liquidity, and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Operating Results as reported GAAP earnings before items impacting comparability. The table at page 2 of this report reconciles National Fuel's reported GAAP earnings to Operating Results for the three and nine months ended June 30, 2015 and 2014.

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, depreciation, depletion and amortization, interest and other income, impairments, items impacting comparability and income taxes.

The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2015 and 2014:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
(in thousands)
Reported GAAP Earnings	$(293,134)	$64,520	$(191,724)	$241,983
Depreciation, Depletion and Amortization	79,865	96,788	265,298	279,876
Interest and Other Income	(2,393)	(1,866)	(6,269)	(8,168)
Interest Expense	23,220	23,252	70,282	71,227
Income Taxes	(216,907)	41,107	(156,610)	162,627
Impairment of Oil and Gas Producing Properties	588,712	—	709,060	—
Plugging and Abandonment Accrual	—	(4,140)	—	862
Adjusted EBITDA	$179,363	$219,661	$690,037	$748,407

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$44,437	$44,556	$147,745	$143,448
Gathering Adjusted EBITDA	14,527	17,149	52,455	44,591
Total Midstream Businesses Adjusted EBITDA	58,964	61,705	200,200	188,039
Exploration and Production Adjusted EBITDA	93,662	133,181	324,707	401,516
Utility Adjusted EBITDA	27,059	26,427	160,723	156,767
Energy Marketing Adjusted EBITDA	2,327	971	12,413	9,705
Corporate and All Other Adjusted EBITDA	(2,649)	(2,623)	(8,006)	(7,620)
Total Adjusted EBITDA	$179,363	$219,661	$690,037	$748,407

Page 28.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Quarter Ended June 30 (unaudited)	2015	2014

Operating Revenues	$339,815,000	$440,144,000

Net Income (Loss) Available for Common Stock	$(293,134,000)	$64,520,000

Earnings (Loss) Per Common Share:
Basic	$(3.47)	$0.77
Diluted	$(3.44)	$0.76

Weighted Average Common Shares:
Used in Basic Calculation	84,453,602	84,029,124
Used in Diluted Calculation	85,248,281	84,973,100

Nine Months Ended June 30 (unaudited)

Operating Revenues	$1,459,851,000	$1,746,458,000

Net Income (Loss) Available for Common Stock	$(191,724,000)	$241,983,000

Earnings (Loss) Per Common Share:
Basic	$(2.27)	$2.89
Diluted	$(2.25)	$2.85

Weighted Average Common Shares:
Used in Basic Calculation	84,326,182	83,863,764
Used in Diluted Calculation	85,237,514	84,892,473

Twelve Months Ended June 30 (unaudited)

Operating Revenues	$1,826,474,000	$2,085,321,000

Net Income (Loss) Available for Common Stock	$(134,294,000)	$289,825,000

Earnings (Loss) Per Common Share:
Basic	$(1.59)	$3.46
Diluted	$(1.58)	$3.42

Weighted Average Common Shares:
Used in Basic Calculation	84,275,859	83,804,516
Used in Diluted Calculation	85,195,855	84,796,613